EXHIBIT 11
                    BellSouth Corporation
              Computation of Earnings Per Share

                 For the Three Month    For the Nine Month
                    Periods Ended         Periods Ended
                    September 30,         September 30,
                   1995       1994       1995        1994
Earnings Per Common Share:

Income Before
 Extraordinary
 Losses           $558.5     $499.5   $1,662.5    $1,601.3
Extraordinary
Loss for
Discontinuance
of Statement
of Financial
Accounting
Standards No.
71, net of tax       ---        ---   (2,717.7)        ---
Extraordinary
Loss on Early
Extinguishment
of Debt, net
of tax               ---        ---      (15.8)        ---
Net Income
(Loss)             558.5      499.5   (1,071.0)    1,601.3

Weighted
average shares
outstanding        993.1      992.4      992.8       992.3
Earnings Per
Common Share
Before
Extraordinary
Losses              $.56       $.50      $1.67       $1.61
Extraordinary
Loss for
Discontinuance
of Statement
of Financial
Accounting
Standards No.
71, net of tax       ---        ---      (2.73)        ---
Extraordinary
Loss on Early
Extinguishment
of Debt, net
of tax               ---        ---      (0.02)        ---
Earnings
(Loss) Per
Common Share         .56        .50      (1.08)       1.61

                                                  EXHIBIT 11
                    BellSouth Corporation
        Computation of Earnings Per Share (continued)

                 For the Three Month    For the Nine Month
                    Periods Ended         Periods Ended
                    September 30,         September 30,
                   1995       1994       1995        1994
Primary Earnings Per Common Share:

Income Before
 Extraordinary
 Losses           $558.5     $499.5   $1,662.5    $1,601.3
Extraordinary
Loss for
Discontinuance
of Statement
of Financial
Accounting
Standards No.
71, net of tax       ---        ---   (2,717.7)        ---
Extraordinary
Loss on Early
Extinguishment
of Debt, net
of tax               ---        ---      (15.8)        ---
Net Income
(Loss)             558.5      499.5   (1,071.0)    1,601.3

Weighted
average shares
outstanding        993.1      992.4      992.8       992.3

Incremental
shares from
assumed
exercise of
stock options
and payment of
performance
share awards         1.5        1.1        1.6         1.0

Total Shares       994.6      993.5      994.4       993.3

Earnings Per
Common Share
Before
Extraordinary
Losses              $.56       $.50      $1.67       $1.61
Extraordinary
Loss for
Discontinuance
of Statement
of Financial
Accounting
Standards No.
71, net of tax       ---        ---      (2.73)        ---
Extraordinary
Loss on Early
Extinguishment
of Debt, net
of tax               ---        ---      (0.02)        ---
Earnings
(Loss) Per
Common Share         .56        .50      (1.08)       1.61




                                                  EXHIBIT 11
                    BellSouth Corporation
        Computation of Earnings Per Share (continued)

                 For the Three Month    For the Nine Month
                    Periods Ended         Periods Ended
                    September 30,         September 30,
                   1995       1994       1995        1994
Fully Diluted Earnings Per Common Share:

Income Before
 Extraordinary
 Losses           $558.5     $499.5   $1,662.5    $1,601.3
Extraordinary
Loss for
Discontinuance
of Statement
of Financial
Accounting
Standards No.
71, net of tax       ---        ---   (2,717.7)        ---
Extraordinary
Loss on Early
Extinguishment
of Debt, net
of tax               ---        ---      (15.8)        ---
Net Income
(Loss)             558.5      499.5   (1,071.0)    1,601.3

Weighted
average shares
outstanding        993.1      992.4      992.8       992.3

Incremental
shares from
assumed
exercise of
stock options
and payment of
performance
share awards         2.0        1.1        2.1         1.0

Total Shares       995.1      993.5      994.9       993.3

Earnings Per
Common Share
Before
Extraordinary
Losses              $.56       $.50      $1.67       $1.61
Extraordinary
Loss for
Discontinuance
of Statement
of Financial
Accounting
Standards No.
71, net of tax       ---        ---      (2.73)        ---
Extraordinary
Loss on Early
Extinguishment
of Debt, net
of tax               ---        ---      (0.02)        ---
Earnings
(Loss) Per
Common Share         .56        .50      (1.08)       1.61